FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 23, 2009

China Prosperous Clean Energy Corporation

(Exact name of registrant as specified in its charter)

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Nevada	333-144202	27-0141061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4923-Natural Gas Transmission & Distribution	0001402159
(Standard Industrial Classification)	(Central Index Key)

West Side, Public Transportation Gas Filling Center,

Angang Avenue-Middle Part, Yindu District,

Anyang, Henan Province,
Postal code: 455000

The People’s Republic of China

(Address of principal executive offices, including zip code)

86-372-3166864

(Registrant’s telephone number, including area code)

Copy of Communication to:

Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013

Phone: 212-219-7783
Fax: 212-219-3604

Acropolis Precious Metals, Inc.

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On this Form 8-K current report, the registrant, China Prosperous Clean Energy Corporation (formerly “Acropolis Precious Metals, Inc”), is hereinafter referred as "we", or "Company".

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2009, Company’s board of directors appointed Ben Wang as the new Chief Financial Officer of the Company. Shiming Yu resigned from the position of Chief Financial Officer on the same day.

Mr. Ben Wang, age 36, earned his Ph.D. from the Department of Decisions, Risk & Operations Management at Columbia Business School in New York, NY in 2003. He was awarded an M.E. from Tsinghua University in Beijing and a B.E. in Electronic Engineering from University of Electronic Science & Technology of China in Chengdu. He is also charter holder of CFA and FRM. Mr. Wang has extensive experience in public company analysis, qualitative and quantitative financial analysis, including modeling and forecasting. Most recently he served as Chief Financial Officer for New Oriental Energy & Chemical Corporation, and was an equity research analyst at Brean Murray Carret Co., Ltd., a boutique institutional investment bank and research firm. Prior to that he did risk solutions consulting in Standard and Poor's, and was a senior equity research analyst for Century Securities Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2009	China Prosperous Clean Energy Corporation

/s/Wei Wang
Wei Wang
Chief Executive Officer, Chairman of the Board